UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2013

APPLE REIT TEN, INC.
(Exact Name of Registrant as Specified in Its Charter)

Virginia	000-54651	27-3218228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 East Main Street, Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

(804) 344-8121
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Item 8.01 of Form 8-K.

Item 8.01.	Other Events

On August 8, 2013, Apple REIT Seven, Inc. (“Apple Seven”), Apple REIT Eight, Inc. (“Apple Eight”) and Apple REIT Nine, Inc. (“Apple Nine”) announced that they have entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which Apple Seven and Apple Eight will combine with Apple Nine in two merger transactions (the “Mergers”), and that as a result of this transaction, Apple Nine will become self-advised and each of Apple Seven, Apple Eight and Apple Nine will terminate its advisory arrangements with its advisors.

Concurrently with the execution of the Merger Agreement, on August 7, 2013, Apple Nine entered into a subcontract agreement (the “Subcontract Agreement”) with Apple Ten Advisors, Inc. (“A10A”). Pursuant to the Subcontract Agreement, A10A will subcontract its obligations under the advisory agreement between A10A and the Company (the “Advisory Agreement”) to Apple Nine. The Subcontract Agreement provides that, from and after the effective time of the Mergers, Apple Nine will provide to the Company the advisory services contemplated under the Advisory Agreement and Apple Nine will receive fees and expenses payable under the Advisory Agreement from the Company.  The Company also signed the Subcontract Agreement to acknowledge the terms of the Subcontract Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE REIT TEN, INC.

By:	/s/ Glade M. Knight
Glade M. Knight
Chief Executive Officer

August 9, 2013